As filed with the Securities and Exchange Commission on April 5, 2005
                     Registration Statement No. 333-108432
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-2
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             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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                                  NESTOR, INC.
             (Exact name of registrant as specified in its charter)
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           Delaware                                     13-3163744
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

                         400 Massasoit Avenue, Suite 200
                    East Providence, Rhode Island 02914-2020

                                 (401) 434-5522

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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                               William B. Danzell
                             Chief Executive Officer
                                  Nestor, Inc.
                         400 Massasoit Avenue, Suite 200
                    East Providence, Rhode Island 02914-2020
                                 (401) 434-5522

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
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                                   Copies to:
                           Benjamin M. Alexander, Esq.
                       Vice President and General Counsel
                                  Nestor, Inc.
                         400 Massasoit Avenue, Suite 200
                    East Providence, Rhode Island 02914-2020
                    Telephone: (401) 434-5522, extension 738
                            Telecopy: (401) 434-5809


     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

The Registration Fee was previously calculated and paid in connection with the initial filing of this Registration Statement on September 2 , 2003.

                                Explanatory Note


     Pursuant to a Registration Statement (the "Registration Statement") on Form S-2 (File No. 333- 108432), Nestor, Inc. ("Nestor") registered for resale under the Securities Act of 1933, as amended, 1,520,956 shares of its common stock, par value $.01 per share (the "Shares"). Nestor's obligation to maintain the effectiveness of the Registration Statement has been satisfied. Accordingly, pursuant to Nestor's undertaking contained in the Registration Statement, Nestor is filing this Post-Effective Amendment No. 3 to the Registration Statement to remove from registration the Shares that remain unsold under the Registration Statement as of the date of this Post-Effective Amendment No. 3.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Providence, State of Rhode Island, on April 5, 2005.

                                      NESTOR, INC.

                                      By:  /s/ William B. Danzell
                                           -------------------------------------
                                           William B. Danzell,
                                           President and Chief Executive Officer